Exhibit 99.1

Corbus Pharmaceuticals Announces Changes to its Board and Appointment of Pete Salzmann, M.D. as Independent Director

Norwood, MA, March 10, 2020 – Corbus Pharmaceuticals Holdings, Inc. (NASDAQ: CRBP) (“Corbus” or the “Company”), a clinical-stage drug development company pioneering transformative medicines that target the endocannabinoid system, today announced the appointment of Pete Salzmann, M.D., MBA, to its Board of Directors.

Dr. Salzmann brings 20 years of industry experience and currently serves as Chief Executive Officer of Immunovant (NASDAQ: IMVT), a biopharmaceutical company focused on developing therapies for patients with autoimmune diseases. Prior to joining Immunovant, Dr. Salzmann held various leadership roles at Eli Lilly and Company, where he most recently served as Global Clinical Development Leader for baricitinib (Olumiant®). He was responsible for designing and executing comprehensive indication development strategy and overseeing clinical trials of baricitinib. During his tenure at Lilly, Dr. Salzmann was instrumental in bringing a number of drugs to market, including Taltz® in the U.S., and led the launch and commercialization of products in major markets across a wide range of therapeutic categories, including immunology. Dr. Salzmann also served as a General Manager and started or expanded multiple Lilly businesses in major markets around the world, including China, Austria and Switzerland. Prior to joining Lilly, Dr. Salzmann was an attending physician at the University of California, San Francisco.

“Pete’s experience in successfully launching autoimmune products combined with his leadership at large and small companies complements areas of expertise of our other board members,” said Alan Holmer, Chairman of Corbus’ Board of Directors. “We look forward to benefiting from Pete’s long-standing career in the pharmaceutical industry during this pivotal time, as we are looking forward to topline results from both the Phase 3 RESOLVE-1 study of lenabasum for treatment of systemic sclerosis and Phase 2b study of lenabasum for treatment of cystic fibrosis in summer of 2020, and additionally prepare to initiate CRB-4001 Phase 1 trials.”

“I’m very pleased to welcome Pete to our Board of Directors. As someone with deep experience in immunology franchises at Eli Lilly and now at Immunovant, Pete will provide invaluable insights as we prepare for the potential FDA approval and commercial launch of lenabasum,” said Yuval Cohen, Ph.D., Chief Executive Officer of Corbus. “Corbus owns international commercial rights to lenabasum, with the exception of Kaken Pharmaceuticals Japanese Partnership, and Pete’s global business expansion experience, particularly in Europe and Asia, will also be beneficial as we execute on our commercialization and partnership strategy.”

“I am delighted to be joining Corbus’ Board of Directors at this exciting time,” remarked Dr. Salzmann. “This year will be an exciting and impactful one for the Company. I believe targeting the endocannabinoid system holds the potential to improve the treatment of inflammatory, fibrotic and metabolic diseases. I look forward to working with the senior leadership team as the Company continues to lay the foundation for global commercialization.”

The Company also announced today that Mr. Paris Panayiotopoulos stepped down from the Company’s Board of Directors given his full-time responsibilities at Blackstone Life Sciences. Mr. Panayiotopoulos has served on the Corbus Board of Directors since 2017.

“On behalf of the entire Board of Directors, we thank Paris for his counsel and help to Corbus,” Mr. Holmer continued. “His invaluable contribution has left a profound legacy with the Company as we continue to lead in the development of pioneering transformative medicines that target the endocannabinoid system.”

About Lenabasum

Lenabasum is a rationally designed, oral, small molecule that selectively binds as an agonist to the cannabinoid receptor type 2 (CB2) and has been designed to resolve inflammation, limit fibrosis and support tissue repair. CB2 is preferentially expressed on activated immune cells and on fibroblasts, muscle cells, and endothelial cells. In both animal and human studies conducted to date, lenabasum has induced the production of pro-resolving lipid mediators that activate endogenous pathways which resolve inflammation and speed bacterial clearance without immunosuppression. Data from animal models and human clinical studies suggest that lenabasum can reduce expression of genes and proteins involved in inflammation and fibrosis. Lenabasum has demonstrated promising activity in animal models of skin and lung inflammation and fibrosis in systemic sclerosis (SSc). Lenabasum is also active in animal models of lung infection and inflammation in cystic fibrosis and joint inflammation and scarring in rheumatoid arthritis.

Lenabasum has demonstrated acceptable safety and tolerability profiles in clinical studies to date. Lenabasum treatment was associated with improvement in multiple physician-assessed and patient-reported efficacy outcomes in Phase 2 studies in patients with diffuse cutaneous SSc and patients with dermatomyositis with active skin involvement but not currently active muscle involvement. Lenabasum treatment also was associated with a lower rate of and longer time to pulmonary exacerbations in a Phase 2 cystic fibrosis study. Additional clinical studies are being conducted to confirm these results and support applications for regulatory approval.

About Corbus

Corbus Pharmaceuticals Holdings, Inc. is a Phase 3 clinical-stage pharmaceutical company focused on the development and commercialization of novel therapeutics to treat inflammatory and fibrotic diseases by leveraging its pipeline of rationally designed, endocannabinoid system-targeting drug candidates. The Company’s lead product candidate, lenabasum, is a novel, oral, selective cannabinoid receptor type 2 (CB2) agonist rationally designed to resolve chronic inflammation and fibrotic processes. Lenabasum is currently being evaluated in systemic sclerosis, cystic fibrosis, dermatomyositis and systemic lupus erythematosus.

Corbus is also developing a pipeline of drug candidates targeting the endocannabinoid system. The pipeline includes CRB-4001, a 2nd generation, selective cannabinoid receptor type 1 (CB1) inverse agonist designed to be peripherally restricted. Potential indications for CRB-4001 include nonalcoholic steatohepatitis (NASH), among others. Corbus expects data from a CRB-4001 Phase 1 safety study in 2020.

For more information, please visit www.CorbusPharma.com and connect with the Company on Twitter, LinkedIn, and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Corbus Pharmaceuticals Contacts:

Ted Jenkins, Senior Director, Investor Relations and Corporate Communications

Phone: +1 (617) 415-7745

Email: ir@corbuspharma.com

Lindsey Smith, Director, Investor Relations and Corporate Communications

Phone: +1 (617) 415-7749

Email: mediainfo@corbuspharma.com

Christina Tartaglia

Stern Investor Relations

Phone: +1 (212) 362-1200

Email: christina.tartaglia@sternir.com

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